Exhibit 5.1

March 27, 2026

FibroBiologics, Inc.

455 E. Medical Center Blvd, Suite 300

Houston, TX 77598

Ladies and Gentlemen:

We have acted as counsel to FibroBiologics, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-1 (the “Registration Statement”), including the preliminary prospectus forming a part thereof (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the proposed offering and sale of (i) up to $10,000,000 of the Company’s securities to the public (the “Offering”) consisting of (A) shares of common stock (the “Shares”), par value $0.00001 per share, of the Company (the “Common Stock”) and/or pre-funded warrants (the “Pre-Funded Warrants”) each entitling the holder to the right to purchase one share of Common Stock (“Pre-Funded Warrant Shares”), in lieu of Shares, (B) common warrants (the “Warrants”), each entitling the holder to the right to purchase one share of Common Stock (the “Warrant Shares”), and (ii) warrants issuable to the placement agent of the Offering as compensation for placement agent services (the “Placement Agent Warrants”) to purchase up to $437,500 of shares of Common Stock (the “Placement Agent Warrant Shares”).

In connection with this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Company’s certificate of incorporation, as amended and restated and as currently in effect, (ii) the Company’s bylaws, as amended and restated and as currently in effect, (iii) the Registration Statement and Prospectus, (iv) the form of securities purchase agreement for the Offering (the “Securities Purchase Agreement”), (v) the form of Pre-Funded Warrant, (vi) the form of Warrant, (vii) the form of Placement Agent Warrant, and (viii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials or of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to certain questions of fact material to this opinion, we have relied upon certificates or comparable documents of officers and representatives of the Company and have not sought to independently verify such facts.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.	The Shares have been duly authorized by all necessary corporate action on the part of the Company and when delivered and paid for in accordance with the terms of the Securities Purchase Agreement, will be validly issued, fully paid and nonassessable.

2.	The Pre-Funded Warrants have been duly authorized by all necessary corporate action on the part of the Company and, when delivered and paid for in accordance with the terms of the Securities Purchase Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.	The Pre-Funded Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, assuming a sufficient number of authorized but unissued shares of Common Stock are available for issuance when the Pre-Funded Warrants are exercised, the Pre-Funded Warrant Shares, when and if issued upon exercise of the Pre-Funded Warrants in accordance with the terms of the Pre-Funded Warrants, will be validly issued, fully paid and nonassessable.

4.	The Warrants have been duly authorized by all necessary corporate action on the part of the Company and, when delivered and paid for in accordance with the terms of the Securities Purchase Agreement will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.	The Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, assuming a sufficient number of authorized but unissued shares of Common Stock are available for issuance when the Warrants are exercised, the Warrant Shares, when and if issued upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

6.	The Placement Agent Warrants have been duly authorized by all necessary corporate action on the part of the Company and, when delivered in accordance with the agreement between the Company and the placement agent of the Offering, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.	The Placement Agent Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, assuming a sufficient number of authorized but unissued shares of Common Stock are available for issuance when the Placement Agent Warrants are exercised, the Placement Agent Warrant Shares, when and if issued upon exercise of the Placement Agent Warrants in accordance with the terms of the Placement Agent Warrants, will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the Delaware General Corporation Law and, with respect to the enforceability of the Pre-Funded Warrants, the Warrants and the Placement Agent Warrants, the laws of the State of New York, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction. In rendering our opinions herein with respect to the enforceability of the Pre-Funded Warrants, the Warrants and the Placement Agent Warrants we express no opinion at to the effects of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally including, without limitation, fraudulent transfer or fraudulent conveyance laws; (ii) public policy considerations, statutes or court decisions that may limit rights to obtain exculpation, indemnification or contribution (including, without limitation, indemnification regarding violations of the securities laws and indemnification for losses resulting from a judgment for the payment of any amount other than in United States dollars); and (iii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

Any additional securities registered in reliance on Rule 462(b) under the Securities Act in connection with the Offering are hereby expressly covered by this opinion. As used in this opinion, the term “Registration Statement” shall include any additional registration statement filed pursuant to Rule 462(b) under the Securities Act in connection with the Offering and the term “Prospectus” shall include any prospectus deemed to be included in any such additional registration statement.

We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur. We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sichenzia Ross Ference Carmel LLP

Sichenzia Ross Ference Carmel LLP

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